EXHIBIT 10.9
                             THIRD AMENDMENT TO THE
                                SERVICE 1ST BANK
                          SALARY CONTINUATION AGREEMENT
                            DATED SEPTEMBER 10, 2003
                               FOR PATRICK CARMAN
                               ------------------

This Third Amendment (Amendment) to the Salary Continuation Agreement between Service 1st Bank located in Stockton, California (referenced herein as Company and Bank) and Patrick Carman (Executive) is adopted effective as of August 21, 2008, as set forth below.

The Bank and the Executive executed the Salary Continuation Agreement on September 10, 2003 (Agreement).

The undersigned hereby amends, in part, said Agreement for the purpose of: (i) removing the requirement of termination of employment as a condition to becoming eligible to receive the Normal Retirement Benefit upon a Change in Control; (ii) modifying article 2.5 to provide that if all or any portion of the amounts payable to Executive pursuant to this agreement, taken together with any other payments from Bank to the executive, constitutes an "excess parachute payment" within the meaning of section 280G of the Internal Revenue Code, as amended
(Code), that such amounts shall be reduced by first applying the reduction to this agreement; and (iii) complying with section 409A of the Code. Therefore, the following changes shall be made

1. Article 1.4 of the Agreement shall be deleted in its entirety and replaced by article 1.4, below.

         1.4 "Change in Control" means the occurrence of any of the following events with respect to the Bank:

         A.       Change In Ownership Of The Company.
`                 ----------------------------------

                  Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however:

                  1. If any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be a "Change In Control" under this Change In Ownership Of The Company subsection.

                  2. If any one person, or more than one person acting as a group, is considered to own more than thirty percent (30%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be a "Change In Control" under this Change In Ownership Of The Company subsection.

                  3. An increase in the percentage of stock of the Company owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Change In Ownership Of The Company subsection.

                  4. This Change In Ownership Of The Company subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

                  5. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

                  6. Code section 318(a), as modified by the lawful guidance published by the Treasury Department or the Internal Revenue Service pursuant to Code section 409A, shall apply for purposes of determining stock ownership under this Change In Ownership Of The Company subsection.

         B.       Change In Effective Control - Ownership.
`                 ---------------------------------------

                  Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; provided, however:

                  1. If any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered a "Change In Control" under this Change In Effective Control - Ownership subsection.

                  2. If any one person, or more than one person acting as a group, is considered to own more than thirty percent (30%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be a "Change In Control" under this Change In Effective Control - Ownership subsection.

                  3. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

                  4. Code section 318(a), as modified by the lawful guidance published by the Treasury Department or the Internal Revenue Service pursuant to Code section 409A, shall apply for purposes of determining stock ownership under this Change In Effective Control - Ownership subsection.

         C.       Change In Effective Control - Board Members.
                  -------------------------------------------

                  A majority of members of the Company's board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of the appointment or election.

         D.       Change In Ownership Of Substantial Portion Of Assets.
                  ----------------------------------------------------

                  Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however:

                  1. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                  2. There is no "Change In Control" under this Change In Ownership Of Substantial Portion Of Assets subsection where the assets are transferred to:

                           a. A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

                           b. An entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

                           c. A person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

                           d. An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in the preceding provision.

                  3. A person's status is determined immediately after the transfer of the assets.

                  4. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

                  5. Code section 318(a), as modified by the lawful guidance published by the Treasury Department or the Internal Revenue Service pursuant to Code section 409A, shall apply for purposes of determining stock ownership under this Change In Ownership Of Substantial Portion Of Assets subsection.

2. Article 2.4 of the Agreement shall be deleted in its entirety and replaced by Article 2.4, below.

         2.4 Change of Control Benefit. Upon a Change of Control, the Bank shall pay to the Executive the benefit described in this
                  Section 2.4 in lieu of any other benefit under this Article.

         2.4.1 Amount of Benefit. The annual Change of Control Benefit under this Section 2.4 is the Normal Retirement Benefit amount set forth in Section 2.1.

         2.4.2 Payment of Benefit. The Bank shall pay the annual Change of Control benefit to the Executive in twelve (12) equal monthly installments commencing on the first of the month following Normal Retirement Age. The Change of Control Benefit shall be paid to the Executive for fifteen (15) years.

3. Article 2.5 of the Agreement shall be deleted in its entirety and replaced by article 2.5, below.

         2.5 Internal Revenue Code Section 280G. If all or any portion of the amounts payable to the Executive pursuant to this Agreement alone or together with other payments which the Executive has the right to receive from the Bank, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), such amounts payable hereunder shall be reduced so as to cause a reduction of any excise tax pursuant to Section 4999 of the Code to equal "zero". Such reduction shall be made first from amounts payable hereunder to the extent necessary and then, if necessary, from payments to be received from any other plan or program sponsored by the Bank from which the Executive has a right to receive payments subject to Sections 280G and 4999 of the Code, including without limitation any employment agreement made between the Bank and the Executive."

4.       A new article 2.6 shall be added to the Agreement as set forth, below.

         2.6 Delay Of Payment For Specified Employees. Notwithstanding any provision of this Agreement to the contrary, if Executive is a "specified employee," no distribution of severance pay under this Agreement may be made, or may commence, before the date which is 6 months after the date of Executive's "separation from service" within the meaning of Code section 409A(a)(2)(A)(i). For purposes of this section, "specified employee" shall mean an employee who at the time of Separation from Service is a key employee of the Bank, if any stock of the Bank is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve
                  (12) month period ending on December 31.

5.       A new article 2.7 shall be added to the Agreement as set forth, below.

         2.7 Benefits Payable Upon Death of Executive. In the event that the Executive becomes eligible to receive or begins receiving benefits under this Agreement and then dies before all benefits have been paid, the balance of any benefits remaining due shall be paid to the Executive's Beneficiary/ies at the same time and in the same form as the benefits would have been paid to the Executive. If benefits are paid to Executive and/or Executive's Beneficiary/ies under this Agreement, then no benefits shall be payable to Executive's Beneficiary/ies under the Endorsement Split Dollar Insurance Agreement between Executive and Bank. Likewise, if benefits become payable to Executive's Beneficiary/ies under the Endorsement Split Dollar Insurance Agreement upon the Executive's death, then no benefits shall be paid under this Agreement.

6. Article 6 of the Agreement shall be deleted in its entirety and replaced by article 6, below.

         This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. Provided, however, if the Bank's Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Bank may amend or terminate this Agreement in a manner consistent with Section 409A of the Code. Upon such amendment or termination the Bank shall no longer accrue any additional liability under this Agreement, and the Bank shall pay the Accrual Balance to the Executive lump sum within thirty (30) days following Executive's Termination of Employment. The preceding sentence shall not apply in the event that the Executive becomes entitled to receive the Normal Retirement Benefit as a result of a Change in Control. In that event, benefits shall be paid as provided in Section 2.4.2.

7. The language of this Amendment shall supersede the provisions of the Plan to the extent the Plan is inconsistent with the provisions of this amendment. Except as amended above, the remaining provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Bank and the Executive have caused this Amendment to be executed on this 22nd day of August 2008.


                                       BANK
                                       ----

                                       SERVICE 1ST BANK

                                       By: /s/ Bryan Hyzdu
                                           -------------------------------------

                                       Title:  Director
                                               ---------------------------------


                                       EXECUTIVE
                                       ---------

                                       /s/ Patrick Carman
                                       -----------------------------------------
                                       Patrick Carman